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                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
2 Avenue de Lafayette
Boston, Massachusetts 02111

Ladies and Gentlemen:

     Reference is made to the Custodian Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

     SPDR(R) Lehman 1-3 Month T-Bill ETF;
     SPDR(R) Lehman Short Term Treasury ETF;
     SPDR(R) Lehman Intermediate Term Treasury ETF;
     SPDR(R) Lehman Long Term Treasury ETF;
     SPDR(R) Barclays Capital TIPS ETF;
     SPDR(R) Lehman Short Term Corporate Bond ETF;
     SPDR(R) Lehman Intermediate Term Corporate Bond ETF;
     SPDR(R) Lehman Long Term Corporate Bond ETF;
     SPDR(R) Lehman Aggregate Bond ETF; and
     (collectively, the "New Funds").

     In accordance with the Additional Funds provision of Section 18 of the Agreement, we request that you act as Custodian with respect to the New Funds.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Very truly yours,

                                        streetTRACKS(R) Series Trust


                                        By:
                                            ------------------------------------
                                            James E. Ross, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By:
                                            ------------------------------------
                                            Joseph L. Hooley, Vice Chairman

As of May 23, 2007